Exhibit 10.1

FIRST AMENDMENT TO

FIRST ADVANTAGE CORPORATION 2021 OMNIBUS INCENTIVE PLAN

THIS FIRST AMENDMENT TO the First Advantage 2021 Omnibus Incentive Plan (this “Amendment”), made as of May 10, 2023, is made and adopted by First Advantage Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the First Advantage 2021 Omnibus Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended as follows:

1.
Section 2(i) of the Plan be revised in its entirety as follows:

“Change in Control” means (i) the acquisition of beneficial ownership by any Person, other than the Permitted Holders, of Equity Interests of the Company representing more than 50% of the aggregate votes entitled to vote for the election of directors of the Company, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint at least half of the Board or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate, other than a Permitted Holder.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d- 3 of the Exchange Act, (A) “beneficial ownership” shall be as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on May 10, 2023, (B) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Company, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group, (C) a Person or group shall not be deemed to beneficially own Equity Interests (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement and (D) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such Person’s parent. and

2.
Section 2 of the Plan be revised to include the following additional definitions:

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Management Investors” means current and/or former directors, officers, partners, members and employees of the Company, any parent entity thereof and/or any of their respective subsidiaries who are (directly or indirectly through one or more investment vehicles) holders of Equity Interests of the Company or any such parent entity or subsidiary on the May 10, 2023.

“Permitted Holder” means (i) the Sponsor, (ii) the Management Investors and their Permitted Transferees, and (iii) any group of which the Persons described in clauses (i) and/or (ii) are members and any other member of such group; provided, that the Persons described in clauses (i) and (ii), without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, 50% or more of the Equity Interests of the Company held by such group and (iv) any employee benefit plan of the Company or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (i) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (ii) without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests of the Company.

“Sponsor” means Silver Lake Partners V, L.P., its affiliates and any funds, partnerships, co-investment entities and other investment vehicles managed, advised or controlled thereby or by one or more directors thereof or under common control therewith (other than any portfolio company of any of the foregoing).

3.
This Amendment shall be, and is hereby incorporated in and forms, a part of the Plan.

4.
All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of First Advantage Corporation as of May 9, 2023.

Executed on this 9th day of May, 2023.

/s/ Bret T. Jardine
Bret T. Jardine
EVP, General Counsel & Corporate Secretary